A |X| Please mark your votes as in this example.



                                                              FOR               AGAINST             ABSTAIN

1.    Approval of the Agreement and Plan of Merger,
      dated December 1, 1999, by and between the
      Company and eB2B Commerce, Inc. ("eB2B").
                                                          ----------        -------------       -------------


2.    Approval of a proposal to merge the Company
      into a newly-formed, wholly-owned Delaware
      subsidiary, with the subsidiary as the
      surviving entity of such merger, in order to
      change the state of incorporation of the
      Company from New Jersey to Delaware, which
      merger is contingent upon and would take place
      immediately prior to the proposed merger with
      eB2B, and an increase in the authorized capital
      stock from [____] shares to [____] shares of
      capital stock.
                                                          ----------        -------------       -------------

3.    Adoption of the 2000 Stock Option Plan.
                                                          ----------        -------------       -------------

4.    Adoption of the 2000 Long-Term Incentive Plan.
                                                          ----------        -------------       -------------

5. In their discretion, the above named proxies are authorized to vote in accordance with their own judgment upon such other business as may properly come before the meeting.



This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this Proxy will be voted "FOR" items 1, 2, 3 and 4 and the Proxies will use their discretion with respect to any matters referred to in item 5.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus and hereby revokes any Proxy or Proxies heretofore given.




SIGNATURE(S):_________________________      ___________________________________
                             (Signature if jointly)

                                                         DATED:  _________, 2000


NOTE: Please complete, date and sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.

                          DYNAMICWEB ENTERPRISES, INC.

                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL _____, 2000

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Steven L. Vanechanos, Jr. or Steve Vanechanos, Sr., and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of DynamicWeb Enterprises, Inc., a New Jersey corporation (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at [_________], located at [_______________________], on [_____], April
[_____], 2000 at 10:00 a.m. (local time), or any adjournment thereof, with all the powers the undersigned would have if personally present, on the following matters:

             IMPORTANT: SIGNATURE AND DATE REQUIRED ON REVERSE SIDE

                             YOUR VOTE IS IMPORTANT

                            VOTE IN-PERSON OR BY MAIL

                              MAILING INSTRUCTIONS

- Mark, sign and date your proxy card.

- Detach your proxy card.

- Return your proxy card in the postage-paid  envelope provided or return it to:
[___________]